Exhibit 3.69
/s/ Charles E. For Office Use Only C H A R T E R (For-Profit Corporation) Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243 The undersigned acting as incorporator(s) of a for-profit corporation under the provisions of the Tennessee Business Corporation Act adopts the following Articles of Incorporation. 1. The name of the corporation is: [NOTE: Pursuant to Tennessee Code Annotated § 48–14–101(a)(1), each corporation name must contain the words corporation, incorporated, or company or the abbreviation corp., inc., or co.] 2. The number of shares of stock the corporation is authorized to issue is: C T CORPORATION SYSTEM 3. The name and complete address of the corporation’s initial registered agent and office located in the State of Tennessee is: HHC OHIO, INC. ( Name ) C T Corporation System TN /s/ Michael /s/ Thomas W. Burton ( Street Address) (City) (State/Zip Code) ( County ) 4. List the name and complete address of each incorporator: /s/ Charles E. McDonald, Jr. ( Name ) ( Include: Street Address, City, State and Zip Code ) /s/ David K. Meyercord ( Name ) ( Street Address, City, State and Zip Code ) ( Name ) ( Street Address, City, State and Zip Code ) 5. The complete address of the corporation’s principal office is: 1557225 ( Street Address ) ( City ) ( State/County/Zip Code ) 6. The corporation is for profit. 7. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time are: Michael E. Jones Date , , Time (Not to exceed 90 days.) 8. Other provisions: EXHIBIT 3.66 By /s/ Michael E. Jones Signature Date Incorporator’s Signature David K. Meyercord Incorporator’s Name (typed or printed) SS-4417 (Rev. 9/04) Michael E Jones RDA 1678 Assistant Secretary -#1557016-v1-DGW_PSI_2007_High_Yield_Form_S-4_Exhibit_3_69.PDF C T Corporation System